Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-207477) on Form S-1 of Truck Hero, Inc. of our report dated August 7, 2015 (November 2, 2015 as to the effects of the stock split as discussed in Note 1), relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, IL

November 2, 2015